EXHIBIT 99.1

Vornado Announces First Quarter 2019 Financial Results

April 29, 2019 11:00 AM Eastern Standard Time

NEW YORK.......VORNADO REALTY TRUST (NYSE: VNO) reported today:

Quarter Ended March 31, 2019 Financial Results

NET INCOME attributable to common shareholders for the quarter ended March 31, 2019 was $181.5 million, or $0.95 per diluted share, compared to net loss attributable to common shareholders of $17.8 million, or $0.09 per diluted share, for the prior year's quarter. Adjusting net income (loss) attributable to common shareholders for the items that impact the comparability of period-to-period net income (loss) listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarters ended March 31, 2019 and 2018 was $24.8 million and $55.3 million, or $0.13 and $0.29 per diluted share, respectively. The decrease in net income, as adjusted was partially due to $16.2 million, or $0.08 per share, of non-cash expense for the accelerated vesting of previously issued OP Units and Vornado restricted stock due to the removal of the time-based vesting requirement to participants who have reached 65 years of age. The right to sell such awards remains subject to original terms of grant. The increase in expense in the first quarter of 2019 will be completely offset by lower non-cash stock-based compensation expense of $2.6 million in each of the second, third and fourth quarters of 2019 and $8.4 million thereafter.

FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended March 31, 2019 was $247.7 million, or $1.30 per diluted share, compared to $135.0 million, or $0.71 per diluted share, for the prior year's quarter.  Adjusting FFO attributable to common shareholders plus assumed conversions for the items that impact the comparability of period-to-period FFO listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarters ended March 31, 2019 and 2018 was $149.9 million and $172.9 million, or $0.79 and $0.91 per diluted share, respectively. The decrease in FFO, as adjusted was partially due to $16.2 million, or $0.08 per share, of non-cash expense for the accelerated vesting of previously issued OP Units and Vornado restricted stock, as described above.

The following table reconciles our net income (loss) attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2019	2018
Net income (loss) attributable to common shareholders	$181,488	$(17,841)
Per diluted share	$0.95	$(0.09)

Certain (income) expense items that impact net income (loss) attributable to common shareholders:
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units	$(130,954)	$—
Net gain from sale of Urban Edge Properties ("UE") common shares	(62,395)	—
Prepayment penalty in connection with redemption of $400 million 5.00% senior unsecured notes due January 2022	22,540	—
Mark-to-market (increase) decrease in Lexington Realty Trust ("Lexington") common shares (sold on March 1, 2019)	(16,068)	32,875
Mark-to-market decrease in Pennsylvania Real Estate Investment Trust ("PREIT") common shares (accounted for as a marketable security from March 12, 2019)	15,649	—
Our share of disputed additional New York City transfer taxes based on a Tax Tribunal interpretation	—	23,503
Preferred share issuance costs	—	14,486
Previously capitalized internal leasing costs(1)	—	(1,348)
Other	4,056	8,666
	(167,172)	78,182
Noncontrolling interests' share of above adjustments	10,498	(5,001)
Total of certain (income) expense items that impact net income (loss) attributable to common shareholders	$(156,674)	$73,181

Net income attributable to common shareholders, as adjusted (non-GAAP)	$24,814	$55,340
Per diluted share (non-GAAP)	$0.13	$0.29
____________________________________________________________

(1)	See note on the following page.

The following table reconciles our FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2019	2018
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(2)	$247,684	$135,000
Per diluted share (non-GAAP)	$1.30	$0.71

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
After-tax net gain on sale of 220 CPS condominium units	$(130,954)	$—
Prepayment penalty in connection with redemption of $400 million 5.00% senior unsecured notes due January 2022	22,540	—
Our share of disputed additional New York City transfer taxes based on a Tax Tribunal interpretation	—	23,503
Preferred share issuance costs	—	14,486
Previously capitalized internal leasing costs(1)	—	(1,348)
Other	4,110	3,607
	(104,304)	40,248
Noncontrolling interests' share of above adjustments	6,559	(2,341)
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(97,745)	$37,907

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$149,939	$172,907
Per diluted share (non-GAAP)	$0.79	$0.91
____________________________________________________________

(1)
"Net income, as adjusted" and "FFO, as adjusted" for the three months ended March 31, 2018 have been reduced by $1,348, or $0.01 per diluted share, for previously capitalized internal leasing costs to present 2018 “as adjusted” financial results on a comparable basis with the current year as a result of the January 1, 2019 adoption of a new GAAP accounting standard under which internal leasing costs can no longer be capitalized.

(2)
See page 11 for a reconciliation of our net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months ended March 31, 2019 and 2018.

First Quarter Activity:

Dispositions:

220 CPS

During the first quarter of 2019, we closed on the sale of 12 condominium units at 220 CPS for net proceeds aggregating $425,484,000 and resulting in a financial statement net gain of $157,899,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $26,945,000 of income tax expense was recognized in our consolidated statements of income. From inception to March 31, 2019, we closed on the sale of 23 units for aggregate net proceeds of $640,260,000 which was used to pay $637,000,000 of the $950,000,000 220 CPS loan.

Lexington

On March 1, 2019, we sold all of our 18,468,969 common shares of Lexington realizing net proceeds of $167,698,000. For the three months ended March 31, 2019, we recorded a $16,068,000 mark-to-market increase in the fair value of our common shares for the period from January 1, 2019 through the date of sale, which is included in "interest and other investment income (loss), net" on our consolidated statements of income.

UE

On March 4, 2019, we converted to common shares and sold all of our 5,717,184 partnership units of UE, realizing net proceeds of $108,512,000. The sale resulted in a net gain of $62,395,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income for the three months ended March 31, 2019.

Fifth Avenue and Times Square JV

On April 18, 2019 ("Closing Date"), we entered into a transaction agreement (the "Transaction Agreement") with a group of institutional investors (the "Investors"). The Transaction Agreement provides for a series of transactions (collectively, the "Transaction") pursuant to which (i) prior to the Closing Date, the Operating Partnership contributed its interests in properties located at 640 Fifth Avenue, 655 Fifth Avenue, 666 Fifth Avenue, 689 Fifth Avenue, 697-703 Fifth Avenue, 1535 Broadway and 1540 Broadway (collectively, the “Properties”) to subsidiaries of a newly formed joint venture ("Fifth Avenue and Times Square JV") and (ii) on the Closing Date, transferred a 48.5% common interest in Fifth Avenue and Times Square JV to the Investors. The 48.5% common interest in the joint venture represents an effective 47.2% interest in the Properties. The Properties include approximately 489,000 square feet of retail space, 327,000 square feet of office space, signage associated with 1535 and 1540 Broadway, the parking garage at 1540 Broadway and the theatre at 1535 Broadway.

We retained the remaining 51.5% common interest in Fifth Avenue and Times Square JV which represents an effective 51.0% interest in the Properties and an aggregate $1.828 billion of preferred equity interests in certain of the properties. The preferred equity has an annual coupon of 4.25% for the first five years, increasing to 4.75% for the next five years and thereafter at a formulaic rate. It can be redeemed under certain conditions on a tax deferred basis.

Net cash proceeds to us from the Transaction are approximately $1.198 billion, after (i) deductions for the repayment of a $390,000,000 mortgage loan on 666 Fifth Avenue and a $140,000,000 mortgage loan on 655 Fifth Avenue, (ii) anticipated proceeds from a new $500,000,000 mortgage loan on 640 Fifth Avenue, (iii) approximately $26,000,000 used to purchase noncontrolling investors' interests and (iv) approximately $56,000,000 of estimated transaction costs. Until the new mortgage closes, Vornado will retain $500 million of preferred equity interests in addition to the $1.828 billion referenced above.

The Transaction values the Properties at $5.556 billion resulting in a financial statement net gain of approximately $2.6 billion from the Transaction and the related step-up in our basis of the assets to fair value. The net gain will be recognized in our consolidated statements of income for the three months ended June 30, 2019. Our tax gain is approximately $735,000,000. We continue to manage the Properties and share control over major decisions of the joint venture. Accordingly, the Properties will be deconsolidated and the joint venture will be accounted for under the equity method from the date of transfer. As of March 31, 2019, the assets and liabilities associated with the Properties were classified as “assets held for sale” and “liabilities related to assets held for sale”, respectively, on our consolidated balance sheets.

First Quarter Activity - continued:

Financings:

On January 28, 2019, the joint venture, in which we have a 45.1% interest, completed a $167,500,000 refinancing of 61 Ninth Avenue, a 166,000 square foot newly constructed office and retail property in the Meatpacking district of Manhattan which is fully leased to Aetna and Starbucks. The seven-year interest only loan carries a rate of LIBOR plus 1.35% (3.85% as of March 31, 2019) and matures in January 2026. We realized net proceeds of approximately $31,000,000. The loan replaces the previous $90,000,000 construction loan that bore interest at LIBOR plus 3.05% and was scheduled to mature in 2021.

On February 4, 2019, we completed a $95,700,000 refinancing of 435 Seventh Avenue, a 43,000 square foot Manhattan retail property. The interest-only loan carries a rate of LIBOR plus 1.30% (3.78% as of March 31, 2019) and matures in 2024. The recourse loan replaces the previous $95,700,000 loan that bore interest at LIBOR plus 2.25% and was scheduled to mature in August 2019.

On February 12, 2019, we completed a $580,000,000 refinancing of 100 West 33rd Street, a 1.1 million square foot Manhattan property comprised of 859,000 square feet of office space and the 256,000 square foot Manhattan Mall. The interest-only loan carries a rate of LIBOR plus 1.55% (4.03% as of March 31, 2019) and matures in April 2024, with two one-year extension options. The loan replaces the previous $580,000,000 loan that bore interest at LIBOR plus 1.65% and was scheduled to mature in July 2020.

On March 1, 2019, we called for redemption all of our $400,000,000 5.00% senior unsecured notes. The notes, which were scheduled to mature in January 2022, were redeemed on April 1, 2019 at a redemption price of 105.51% of the principal amount plus accrued interest. In connection therewith, we expensed $22,540,000 relating to debt prepayment costs which is included in "interest and debt expense" on our consolidated statements of income for the three months ended March 31, 2019.

On March 26, 2019, we increased to $1.5 billion (from $1.25 billion) and extended to March 2024 (as fully extended) from February 2022 one of our two unsecured revolving credit facilities. The interest rate on the extended facility was lowered from LIBOR plus 1.00% to LIBOR plus 0.90%. The facility fee remains unchanged at 20 basis points.

First Quarter Activity - continued:

Leasing:

•
396,000 square feet of New York Office space (350,000 square feet at share) at an initial rent of $75.91 per square foot and a weighted average term of 9 years. The GAAP and cash mark-to-market rent on the 312,000 square feet of second generation space were positive 0.9% and 1.8%, respectively. Tenant improvements and leasing commissions were $9.67 per square foot per annum, or 12.7% of initial rent.

•
49,000 square feet of New York Retail space (43,000 square feet at share) at an initial rent of $113.37 per square foot and a weighted average term of 3.4 years. The GAAP and cash mark-to-market rent on the 38,000 square feet of second generation space were positive 2.2% and negative 8.5%, respectively. Tenant improvements and leasing commissions were $5.93 per square foot per annum, or 5.2% of initial rent.

•
159,000 square feet at theMART at an initial rent of $46.67 per square foot and a weighted average term of 7.0 years. The GAAP and cash mark-to-market rent on the 157,000 square feet of second generation space were positive 11.3% and 6.2%, respectively. Tenant improvements and leasing commissions were $5.03 per square foot per annum, or 10.8% of initial rent.

•
61,000 square feet at 555 California Street (43,000 square feet at share) at an initial rent of $81.05 per square foot and a weighted average term of 5.1 years. The GAAP and cash mark-to-market rent on the 43,000 square feet of second generation space were positive 68.9% and 37.6%, respectively. Tenant improvements and leasing commissions were $9.64 per square foot per annum, or 11.9% of initial rent.

Same Store Net Operating Income ("NOI") At Share:

The percentage (decrease) increase in same store NOI at share and same store NOI at share - cash basis of our New York segment, theMART and 555 California Street are summarized below.

	Total	New York(2)	theMART		555 California Street
Same store NOI at share % (decrease) increase(1):
Three months ended March 31, 2019 compared to March 31, 2018	(0.1)%	(0.1)%	(4.3)%		7.3%
Three months ended March 31, 2019 compared to December 31, 2018	1.0%	(3.0)%	106.2%	(3)	3.4%

Same store NOI at share - cash basis % increase (decrease)(1):
Three months ended March 31, 2019 compared to March 31, 2018	3.0%	2.6%	0.9%		15.0%
Three months ended March 31, 2019 compared to December 31, 2018	0.2%	(4.2)%	88.6%	(3)	6.9%
____________________

(1)	See pages 13 through 16 for same store NOI at share and same store NOI at share - cash basis reconciliations.
		Increase
(2)	Excluding Hotel Pennsylvania, same store NOI at share % increase:
	Three months ended March 31, 2019 compared to March 31, 2018	0.5%
	Three months ended March 31, 2019 compared to December 31, 2018	1.2%

	Excluding Hotel Pennsylvania, same store NOI at share - cash basis % increase:
	Three months ended March 31, 2019 compared to March 31, 2018	3.3%
	Three months ended March 31, 2019 compared to December 31, 2018	0.2%

(3)	The three months ended December 31, 2018 includes an additional $12,124,000 real estate tax expense accrual due to an increase in the tax-assessed value of theMART.

NOI At Share:

The elements of our New York and Other NOI at share for the three months ended March 31, 2019 and 2018 and December 31, 2018 are summarized below.

(Amounts in thousands)	For the Three Months Ended
	March 31,		December 31, 2018
	2019	2018
New York:
Office	$183,540	$187,156	$186,832
Retail	88,267	87,909	85,549
Residential	6,045	6,141	5,834
Alexander's Inc. ("Alexander's")	11,322	11,575	11,023
Hotel Pennsylvania	(5,816)	(4,185)	5,961
Total New York	283,358	288,596	295,199

Other:
theMART	23,523	26,875	10,981	(1)
555 California Street	14,501	13,511	14,005
Other investments	16,390	20,054	9,346
Total Other	54,414	60,440	34,332

NOI at share	$337,772	$349,036	$329,531
____________________

(1)	Includes additional real estate tax expense accruals of $12,124 for the three months ended December 31, 2018 due to an increase in the tax-assessed value of theMART.

NOI At Share - Cash Basis:

The elements of our New York and Other NOI at share - cash basis for the three months ended March 31, 2019 and 2018 and December 31, 2018 are summarized below.

(Amounts in thousands)	For the Three Months Ended
	March 31,		December 31, 2018
	2019	2018
New York:
Office	$184,370	$178,199	$185,624
Retail	80,936	79,589	80,515
Residential	5,771	5,599	5,656
Alexander's	11,527	12,039	11,129
Hotel Pennsylvania	(5,864)	(4,153)	6,009
Total New York	276,740	271,273	288,933

Other:
theMART	24,912	27,079	12,758	(1)
555 California Street	14,745	12,826	13,784
Other investments	16,194	19,910	8,524
Total Other	55,851	59,815	35,066

NOI at share - cash basis	$332,591	$331,088	$323,999
____________________

(1)	Includes additional real estate tax expense accruals of $12,124 for the three months ended December 31, 2018 due to an increase in the tax-assessed value of theMART.

Development/Redevelopment as of March 31, 2019

(Amounts in thousands, except square feet)			(At Share)							Full Quarter Stabilized Operations
		Property Rentable Sq. Ft.	Excluding Land Costs						Available for Occupancy
Current Projects	Segment		Incremental Budget		Amount Expended		% Complete	Start
220 CPS - residential condominiums	Other	397,000	$1,400,000		$1,251,815	(1)	89.4%	Q3 2012	N/A	N/A
Farley Office and Retail Building - (95.0% interest)	New York	850,000	760,000		196,759	(2)	25.9%	Q2 2017	Q3 2020	Q2 2022
PENN1(3)	New York	2,543,000	200,000	(4)	41,872		20.9%	Q4 2018	N/A	N/A
512 West 22nd Street - office (55.0% interest)	New York	173,000	72,000		54,288	(5)	75.4%	Q4 2015	Q1 2019	Q3 2020
345 Montgomery Street (555 California Street) (70.0% interest)	Other	78,000	32,000		16,442	(6)	51.4%	Q1 2018	Q3 2019	Q3 2020
606 Broadway - office/retail (50.0% interest)	New York	35,000	30,000		26,920	(7)	89.7%	Q2 2016	Q4 2018	Q2 2020
825 Seventh Avenue - office (50.0% interest)	New York	165,000	15,000		7,133		47.6%	Q2 2018	Q1 2020	Q1 2021
Total current projects			$2,509,000		$1,595,229

Future Opportunities	Segment	Property Zoning Sq. Ft.
Penn District - multiple opportunities - office/residential/retail	New York	TBD
PENN2 - office/retail	New York	TBD
Hotel Pennsylvania	New York	2,052,000
260 Eleventh Avenue - office(8)	New York	280,000

Undeveloped Land
29, 31, 33 West 57th Street (50.0% interest)	New York	150,000
484, 486 Eighth Avenue and 265, 267 West 34th Street	New York	125,000
527 West Kinzie, Chicago	Other	330,000
Rego Park III (32.4% interest)	New York	TBD
Total undeveloped land		605,000
_______________________

(1)	Excludes land and acquisition costs of $515,426.

(2)	Excludes our share of the upfront contribution of $230,000 and net of anticipated historic tax credits. The building and land are subject to a lease which expires in 2116.

(3)	The building is subject to a ground lease which expires in 2098 assuming all renewal options are exercised.

(4)	We expect the final budget will exceed $200,000 after anticipated scope changes.

(5)	Excludes land and acquisition costs of $57,000.

(6)	Excludes land and building costs of $31,000.

(7)	Excludes land and acquisition costs of $22,703.

(8)	The building is subject to a ground lease which expires in 2114.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, April 30, 2019 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and indicating to the operator the passcode 48545290. A telephonic replay of the conference call will be available from 1:30 p.m. ET on April 30, 2019 through May 30, 2019. To access the replay, please dial 888-843-7419 and enter the passcode 48545290#. A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website following the conference call.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2018. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEET

(Amounts in thousands, except unit, share, and per share amounts)	As of
	March 31, 2019	December 31, 2018
ASSETS
Real estate, at cost:
Land	$2,608,770	$3,306,280
Buildings and improvements	7,821,301	10,110,992
Development costs and construction in progress	1,961,512	2,266,491
Moynihan Train Hall development expenditures	550,996	445,693
Leasehold improvements and equipment	115,756	108,427
Total	13,058,335	16,237,883
Less accumulated depreciation and amortization	(2,845,120)	(3,180,175)
Real estate, net	10,213,215	13,057,708
Assets held for sale	3,027,058	—
Right-of-use assets	457,662	—
Cash and cash equivalents	307,047	570,916
Restricted cash	593,759	145,989
Marketable securities	39,866	152,198
Tenant and other receivables, net of allowance for doubtful accounts of $4,154 as of December 31, 2018	73,404	73,322
Investments in partially owned entities	730,264	858,113
Real estate fund investments	322,858	318,758
220 Central Park South condominium units ready for sale	229,567	99,627
Receivable arising from the straight-lining of rents, net of allowance of $1,644 as of December 31, 2018	766,634	935,131
Deferred leasing costs, net of accumulated amortization of $180,953 and $207,529	345,241	400,313
Identified intangible assets, net of accumulated amortization of $97,749 and $172,114	34,161	136,781
Other assets	497,219	431,938
	$17,637,955	$17,180,794
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgages payable, net	$6,519,189	$8,167,798
Senior unsecured notes, net	845,261	844,002
Unsecured term loan, net	745,076	744,821
Unsecured revolving credit facilities	530,000	80,000
Liabilities related to assets held for sale	1,097,350	—
Lease liabilities	484,173	—
Moynihan Train Hall obligation	550,996	445,693
Accounts payable and accrued expenses	442,496	430,976
Deferred revenue	71,328	167,730
Deferred compensation plan	101,922	96,523
Other liabilities	292,187	311,806
Total liabilities	11,679,978	11,289,349
Commitments and contingencies
Redeemable noncontrolling interests:
Class A units - 12,789,891 and 12,544,477 units outstanding	862,550	778,134
Series D cumulative redeemable preferred units - 141,401 and 177,101 units outstanding	4,535	5,428
Total redeemable noncontrolling interests	867,085	783,562
Shareholders' equity:
Preferred shares of beneficial interest: no par value per share; authorized 110,000,000 shares; issued and outstanding 36,797,580 and 36,798,580 shares	891,263	891,294
Common shares of beneficial interest: $0.04 par value per share; authorized 250,000,000 shares; issued and outstanding 190,761,498 and 190,535,499 shares	7,609	7,600
Additional capital	7,676,770	7,725,857
Earnings less than distributions	(4,120,265)	(4,167,184)
Accumulated other comprehensive (loss) income	(11,385)	7,664
Total shareholders' equity	4,443,992	4,465,231
Noncontrolling interests in consolidated subsidiaries	646,900	642,652
Total equity	5,090,892	5,107,883
	$17,637,955	$17,180,794

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2019	2018
Revenues	$534,668	$536,437

Income from continuing operations	$213,181	$645
Loss from discontinued operations	(137)	(363)
Net income	213,044	282
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	(6,820)	8,274
Operating Partnership	(12,202)	1,124
Net income attributable to Vornado	194,022	9,680
Preferred share dividends	(12,534)	(13,035)
Preferred share issuance costs	—	(14,486)
NET INCOME (LOSS) attributable to common shareholders	$181,488	$(17,841)

INCOME (LOSS) PER COMMON SHARE – BASIC:
Net income (loss) per common share	$0.95	$(0.09)
Weighted average shares outstanding	190,689	190,081

INCOME (LOSS) PER COMMON SHARE – DILUTED:
Net income (loss) per common share	$0.95	$(0.09)
Weighted average shares outstanding	190,996	190,081

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$247,684	$135,000
Per diluted share (non-GAAP)	$1.30	$0.71

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$149,939	$172,907
Per diluted share (non-GAAP)	$0.79	$0.91

Weighted average shares used in determining FFO per diluted share	190,996	191,057

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2019	2018
Net income (loss) attributable to common shareholders	$181,488	$(17,841)
Per diluted share	$0.95	$(0.09)

FFO adjustments:
Depreciation and amortization of real property	$108,483	$100,410
Net gain from sale of UE common shares	(62,395)	—
(Increase) decrease in fair value of marketable securities:
Lexington	(16,068)	32,875
PREIT	15,649	—
Other	(42)	111
Proportionate share of adjustments to equity in net income (loss) of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	24,990	28,106
Net gains on sale of real estate	—	(305)
(Increase) decrease in fair value of marketable securities	(12)	1,674
	70,605	162,871
Noncontrolling interests' share of above adjustments	(4,424)	(10,046)
FFO adjustments, net	$66,181	$152,825

FFO attributable to common shareholders (non-GAAP)	$247,669	$134,984
Convertible preferred share dividends	15	16
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$247,684	$135,000
Per diluted share (non-GAAP)	$1.30	$0.71
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. A reconciliation of our net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions is provided above. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 3 of this press release.

In accordance with the NAREIT December 2018 restated definition of FFO, we have elected to exclude the mark-to-market adjustments of marketable equity securities from the calculation of FFO. Our FFO for the three months ended March 31, 2018 has been adjusted to exclude the $34,660,000, or $0.17 per share, decrease in fair value of marketable equity securities previously reported.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net income to NOI at share and NOI at share - cash basis for the three months ended March 31, 2019 and 2018 and December 31, 2018.

	For the Three Months Ended
(Amounts in thousands)	March 31,		December 31, 2018
	2019	2018
Net income	$213,044	$282	$97,821

Deduct:
(Income) loss from partially owned entities	(7,320)	9,904	(3,090)
Interest and other investment (income) loss, net	(5,045)	24,384	(7,656)
Net gains on disposition of wholly owned and partially owned assets	(220,294)	—	(81,203)
Purchase price fair value adjustment	—	—	(44,060)
NOI attributable to noncontrolling interests in consolidated subsidiaries	(17,403)	(17,312)	(19,771)

Add:
Loss from real estate fund investments	167	8,807	51,258
Depreciation and amortization expense	116,709	108,686	112,869
General and administrative expense	58,020	42,533	32,934
Transaction related costs, impairment loss and other	149	13,156	14,637
NOI from partially owned entities	67,402	67,513	60,205
Interest and debt expense	102,463	88,166	83,175
Loss (income) from discontinued operations	137	363	(257)
Income tax expense	29,743	2,554	32,669
NOI at share	337,772	349,036	329,531
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(5,181)	(17,948)	(5,532)
NOI at share - cash basis	$332,591	$331,088	$323,999

NOI represents total revenues less operating expenses. We consider NOI to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI should not be considered a substitute for net income. NOI may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended March 31, 2019 compared to March 31, 2018.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share for the three months ended March 31, 2019	$337,772	$283,358		$23,523	$14,501	$16,390
Less NOI at share from:
Acquisitions	(227)	(227)		—	—	—
Dispositions	2	2		—	—	—
Development properties	(11,710)	(11,710)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	1,902	1,902		—	—	—
Other non-same store income, net	(18,779)	(558)		(1,831)	—	(16,390)
Same store NOI at share for the three months ended March 31, 2019	$308,960	$272,767		$21,692	$14,501	$—

NOI at share for the three months ended March 31, 2018	$349,036	$288,596		$26,875	$13,511	$20,054
Less NOI at share from:
Acquisitions	(121)	(121)		—	—	—
Dispositions	(62)	(62)		—	—	—
Development properties	(13,686)	(13,686)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	(1,127)	(1,127)		—	—	—
Other non-same store income, net	(24,805)	(551)		(4,200)	—	(20,054)
Same store NOI at share for the three months ended March 31, 2018	$309,235	$273,049		$22,675	$13,511	$—

(Decrease) increase in same store NOI at share for the three months ended March 31, 2019 compared to March 31, 2018	$(275)	$(282)		$(983)	$990	$—

% (decrease) increase in same store NOI at share	(0.1)%	(0.1)%	(1)	(4.3)%	7.3%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share increased by 0.5%.

Same store NOI at share represents NOI at share from property operations which are owned by us and in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is NOI at share from operations before straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments which are owned by us and in service in both the current and prior year reporting periods. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered as an alternative to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended March 31, 2019 compared to March 31, 2018.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2019	$332,591	$276,740		$24,912	$14,745	$16,194
Less NOI at share - cash basis from:
Acquisitions	(228)	(228)		—	—	—
Dispositions	2	2		—	—	—
Development properties	(14,286)	(14,286)		—	—	—
Lease termination income	(429)	(429)		—	—	—
Other non-same store income, net	(18,585)	(560)		(1,831)	—	(16,194)
Same store NOI at share - cash basis for the three months ended March 31, 2019	$299,065	$261,239		$23,081	$14,745	$—

NOI at share - cash basis for the three months ended March 31, 2018	$331,088	$271,273		$27,079	$12,826	$19,910
Less NOI at share - cash basis from:
Acquisitions	(121)	(121)		—	—	—
Dispositions	(65)	(65)		—	—	—
Development properties	(14,945)	(14,945)		—	—	—
Lease termination income	(1,061)	(1,061)		—	—	—
Other non-same store income, net	(24,661)	(551)		(4,200)	—	(19,910)
Same store NOI at share - cash basis for the three months ended March 31, 2018	$290,235	$254,530		$22,879	$12,826	$—

Increase (decrease) in same store NOI at share - cash basis for the three months ended March 31, 2019 compared to March 31, 2018	$8,830	$6,709		$202	$1,919	$—

% increase (decrease) in same store NOI at share - cash basis	3.0%	2.6%	(1)	0.9%	15.0%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 3.3%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended March 31, 2019 compared to December 31, 2018.

(Amounts in thousands)	Total	New York		theMART		555 California Street	Other
NOI at share for the three months ended March 31, 2019	$337,772	$283,358		$23,523		$14,501	$16,390
Less NOI at share from:
Dispositions	2	2		—		—	—
Development properties	(11,710)	(11,710)		—		—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	1,902	1,902		—		—	—
Other non-same store income, net	(18,780)	(559)		(1,831)		—	(16,390)
Same store NOI at share for the three months ended March 31, 2019	$309,186	$272,993		$21,692		$14,501	$—

NOI at share for the three months ended December 31, 2018	$329,531	$295,199		$10,981		$14,005	$9,346
Less NOI at share from:
Dispositions	19	19		—		—	—
Development properties	(12,986)	(13,000)		—		14	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	(95)	368		(463)		—	—
Other non-same store income, net	(10,414)	(1,068)		—		—	(9,346)
Same store NOI at share for the three months ended December 31, 2018	$306,055	$281,518		$10,518		$14,019	$—

Increase (decrease) in same store NOI at share for the three months ended March 31, 2019 compared to December 31, 2018	$3,131	$(8,525)		$11,174		$482	$—

% increase (decrease) in same store NOI at share	1.0%	(3.0)%	(1)	106.2%	(2)	3.4%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share increased by 1.2%.

(2)	The three months ended December 31, 2018 includes an additional $12,124 real estate tax expense accrual due to an increase in the tax-assessed value of theMART.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended March 31, 2019 compared to December 31, 2018.

(Amounts in thousands)	Total	New York		theMART		555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2019	$332,591	$276,740		$24,912		$14,745	$16,194
Less NOI at share - cash basis from:
Dispositions	2	2		—		—	—
Development properties	(14,286)	(14,286)		—		—	—
Lease termination income	(429)	(429)		—		—	—
Other non-same store income, net	(18,585)	(560)		(1,831)		—	(16,194)
Same store NOI at share - cash basis for the three months ended March 31, 2019	$299,293	$261,467		$23,081		$14,745	$—

NOI at share - cash basis for the three months ended December 31, 2018	$323,999	$288,933		$12,758		$13,784	$8,524
Less NOI at share - cash basis from:
Dispositions	19	19		—		—	—
Development properties	(15,041)	(15,055)		—		14	—
Lease termination income	(563)	(43)		(520)		—	—
Other non-same store income, net	(9,590)	(1,066)		—		—	(8,524)
Same store NOI at share - cash basis for the three months ended December 31, 2018	$298,824	$272,788		$12,238		$13,798	$—

Increase (decrease) in same store NOI at share - cash basis for the three months ended March 31, 2019 compared to December 31, 2018	$469	$(11,321)		$10,843		$947	$—

% increase (decrease) in same store NOI at share - cash basis	0.2%	(4.2)%	(1)	88.6%	(2)	6.9%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 0.2%.

(2)	The three months ended December 31, 2018 includes an additional $12,124 real estate tax expense accrual due to an increase in the tax-assessed value of theMART.

CONTACT:
JOSEPH MACNOW
(212) 894-7000